EXHIBIT 10.2

Execution Version

Letter Agreement

February 29, 2024

Mithaq Capital SPC
c/o Synergy, Suite 22

3269 Anas Ibn Malik Road,

Al Malqa, Riyadh 13521

Saudi Arabia
Attn: Turki Saleh A. AlRajhi; Muhammad Asif Seemab

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Children’s Place, Inc. (the “Company”), on the one hand, and Mithaq Capital SPC (“Mithaq”), on the other hand, have mutually agreed to the terms contained in this Letter Agreement (this “Letter Agreement”).

The Company and Mithaq recognize that Mithaq has since February 12, 2024 been the beneficial owner of in excess of 54% of the Company’s outstanding shares of common stock and by virtue thereof has since such date had sufficient voting power to control the election or removal of any member of the Board of Directors of the Company (the “Board”) at any meeting of the Company’s stockholders. The purpose of this Letter Agreement is to ensure an orderly transition of the governance of the Company, including by ensuring the presence on the Board for a transitional period of continuing directors not associated with Mithaq having legacy Company knowledge, and to more generally enhance the future prospects of the Company, in furtherance of the interests of stockholders and all other stakeholders. For purposes of this Letter Agreement, (i) we refer to each of the Company and Mithaq as a “Party” and, collectively, as the “Parties”, (ii) “Initial Board Reconstitution Time” means immediately upon the execution of this Letter Agreement on the date of this Letter Agreement and (iii) “Final Board Reconstitution Time” means the earlier of the time referred to in the definition of “Resignation Event” included in the form of director resignation letter attached hereto as Exhibit A-1 or the conclusion of the 2024 Annual Meeting of Stockholders of the Company (the “2024 Annual Meeting”).

1.      Board Matters.

(a)   Board Actions. As of the date of this Letter Agreement, the Board has taken the following actions (and delivered to Mithaq copies of its executed Board resolutions approving and authorizing such actions):

(i)        Resigning Directors. Each member of the Board (other than (A) Jane Elfers, (B) Norman Matthews, (C) John E. Bachman, (D) John A. Frascotti, (E) Debby Reiner, (F) Michael Shaffer (all of the foregoing, together, the “Carryover Directors”) and (G) the Mithaq Appointees (as defined below)) has resigned from the Board effective as of the Initial Board Reconstitution Time and such resignations have all been accepted. Each of the Carryover Directors (other than Jane Elfers and John A. Frascotti) has further irrevocably submitted to the Company resignation letters in the form attached hereto as Exhibit A-1 and such letters have been accepted.

(ii)        Size of Board. The Board has resolved that, (A) until the Final Board Reconstitution Time, the size of the Board shall remain at 10 and (B) with effect as of the Final Board Reconstitution Time, the size of the Board shall be reduced to six.

(iii)        New Directors. The Board has appointed Turki Saleh A. AlRajhi, Muhammad Asif Seemab, Muhammad Umair and Hussan Arshad (collectively, the “Mithaq Appointees”) to serve as directors of the Company with effect as of the Initial Board Reconstitution Time; provided, that, each of the Mithaq Appointees have executed and delivered to the Company a Director’s Certificate in the form attached hereto as Exhibit A-2.

(iv)        Chairman. Promptly following the Initial Board Reconstitution Time, the Board shall elect Turki Saleh A. AlRajhi as the new Chairman Elect of the Board (A) with the same authority, rights and responsibilities as the Chairman of the Board, and (B) who shall act as the chairman of the 2024 Annual Meeting. The Board has amended the bylaws of the Company effective as of the Initial Board Reconstitution Time to provide for the position of Chairman Elect of the Board with the authorities, rights, responsibilities and roles set forth in the preceding sentence.

(v)        Efficiency and Optimization Committee. The Board has formed a special committee (the “Efficiency and Optimization Committee”), consisting solely of Muhammad Asif Seemab, Muhammad Umair and Jane Elfers (with any replacement members thereof to be designated by Mithaq), which has been authorized to identify and make recommendations to the full Board with respect to cost-cutting measures at the Company and its subsidiaries and to oversee the Rights Transaction (as defined below).

(vi)        Continuing Directors. The matters set forth in this Section 1(a) (collectively, the “Board Reconstitution”) and the other actions set forth in this Letter Agreement have been approved by the Board, and the Mithaq Appointees have been designated by the Board as continuing directors for purposes of any applicable change in control or change of control provisions applicable to the Company.

(b)   Restrictive Covenants. The Company agrees that, from the Initial Board Reconstitution Time to the Final Board Reconstitution Time, the Company will comply with the covenant set forth in Exhibit B.

(c)   2024 Annual Meeting. The Company irrevocably acknowledges and agrees that (i) it shall (unless prohibited by law) hold the 2024 Annual Meeting no earlier than May 1, 2024 and no later than May 31, 2024, and shall establish a record date and meeting date for, call, and file and mail a definitive proxy statement for the 2024 Annual Meeting such that the 2024 Annual Meeting is able to be held during such period, and shall not adjourn or postpone the meeting date of the 2024 Annual Meeting except as required due to applicable law, (ii) Snowball Compounding Ltd.’s (“Snowball”) Notice of Nomination of Candidates for Election to the Board of Directors, and of Stockholder Proposals to be Presented, at the 2024 Annual Meeting of Stockholders of The Children’s Place, Inc. (the “Notice”) was validly and timely delivered to the Company and fully complies with the Company’s bylaws in all respects, and (iii) no failure or alleged failure of Snowball or any such nominee to provide any

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supplementary or updated information pursuant to the bylaws, or any other failure or alleged failure, shall be a basis for the Company to reject the Notice or any nominee named therein or otherwise refuse to do any of the foregoing. No later than March 20, 2024, Mithaq and the Company shall identify two (2) individuals who are independent of Mithaq and reasonably acceptable to both Mithaq and the Carryover Directors (the “Independent Nominees”). The Board shall nominate for election to the Board at the 2024 Annual Meeting each of the Mithaq Appointees (including for the avoidance of doubt, if applicable, any Successor Mithaq Appointee) and each of the Independent Nominees (including for the avoidance of doubt, if applicable, any replacement therefor selected in accordance with Section 1(f)). At Mithaq’s election, the Independent Nominees may be Carryover Directors. Mithaq shall, and shall cause its affiliates to, cause to be present for quorum purposes and to vote or cause to be voted any Company common stock beneficially owned by them in favor of the Mithaq Appointees and the Independent Nominees. Mithaq acknowledges that the Mithaq Appointees shall be subject to all policies of the Company applicable to Company directors and shall owe fiduciary duties to all Company stockholders in the same manner as any other Company director.

(d)   Non-Interference. The Company agrees that, except to the extent that the Board is advised by its outside counsel that to do so would violate an applicable statute, rule or regulation or the fiduciary duties of directors, (i) it shall use reasonable best efforts to not take any action or make any omission that would reasonably be expected to alter or rescind or impinge upon, or otherwise compromise, the effect or timing of the Board Reconstitution (or any part thereof) and (ii) the Company shall recommend against and oppose any action or proposal by any individual, group or organization that would interfere with, frustrate, nullify, undo or otherwise undermine the occurrence of the Board Reconstitution (or any part thereof).

(e)   Board Committees. The Board has resolved to reconstitute the leadership and composition of the committees of the Board (other than the Efficiency and Optimization Committee, which is addressed in Section 1(a)(v)), effective as of the Initial Board Reconstitution Time, as set forth on Exhibit C, subject in the case of the Audit Committee to compliance with Nasdaq rules applicable to “Controlled Companies” (as such term is defined in Nasdaq Rule 5615(c)) and with Rule 10A-3 promulgated under the United States Securities Exchange Act of 1934, as amended. Between the Initial Board Reconstitution Time and the Final Board Reconstitution Time, each Board committee (other than any Independent Committee) shall have at least one Mithaq Appointee as a member, who shall (except in the case of the audit committee) be the chairman. Except as nationally-recognized outside counsel may advise is inconsistent with fiduciary duties under Delaware law, each director will have access to all Board committee materials and be entitled to attend any and all Board committee meetings (other than any Independent Committee) at his or her discretion (with such committee meetings being scheduled for non-overlapping times to enable and facilitate such discretionary attendance). Neither the Board nor any member thereof shall utilize any committee of the Board for the purpose of discriminating against any director of the Board or (except as nationally-recognized outside counsel may advise is required by their fiduciary duties under Delaware law) in order to limit any of their participation in substantive deliberations of the Board.

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(f)    Continuity of Representation. If, prior to the Final Board Reconstitution Time, any Mithaq Appointee ceases to serve as a member of the Board, Mithaq shall be entitled to have another individual designated by it that is reasonably acceptable (based on applicable law and the requirements of the Company’s corporate governance guidelines that are applicable to directors that are not independent directors) to the Corporate Responsibility, Sustainability & Governance Committee of the Board appointed to the Board to fill the vacancy created thereby (a “Successor Mithaq Appointee”), and the Company shall take all necessary actions to cause any such Successor Mithaq Appointee to be appointed to the Board promptly after receiving notice by Mithaq of the identity of such person. All references to the Mithaq Appointee, for purposes of this Letter Agreement, shall be deemed references to such Successor Mithaq Appointee in the event that a Successor Mithaq Appointee is appointed. If the Board does not approve any such proposed replacement director, Mithaq shall have the right to continue proposing replacement directors until a replacement director is approved by the Board, at which time the Board shall take all necessary actions to cause such replacement director to be appointed to the Board and to each committee of which the replaced director had been a member. The Board shall express its approval or disapproval of any proposed replacement director to Mithaq promptly, and in any event no later than ten (10) days following such proposal. In the event that the Board fails to express its approval or disapproval of any proposed replacement director to Mithaq in writing within ten (10) days following such proposal, such proposed replacement director shall be deemed approved by the Board and the Board shall promptly take all necessary actions to cause such replacement director to be appointed to the Board and to each committee of which the replaced director had been a member. The Company acknowledges that time is of the essence in appointing such Successor Mithaq Appointee to the Board and will use reasonable best efforts to ensure such director is appointed as soon as practicable. The Company will make reasonable best efforts to adjust the calendar of business and activities to ensure such Successor Mithaq Appointee will not miss Board business. If any Carryover Director or Independent Nominee becomes unavailable or is unwilling to serve as a Carryover Director or Independent Nominee prior to the Final Board Reconstitution Time, the remaining Carryover Directors or Independent Nominees may select a replacement, and such replacement’s appointment to the Board (x) shall be subject to the prior written approval by Mithaq (in accordance with, in the case of replacements for Carryover Directors, the prior sentences of this Section 1(f), applied mutatis mutandis) and (y) shall as a further condition precedent to such Carryover Director’s or such Independent Nominee’s appointment to the Board execute and deliver to the Company a resignation letter in the form attached hereto as Exhibit A-1, which such resignation letter shall be promptly accepted by the Company). The Company shall not at any time rescind its acceptance of any resignation letter submitted by a Carryover Director (or any replacement therefor) or an Independent Nominee (or any replacement therefor) without the prior written consent of Mithaq and shall enforce the terms of all such letters. For purposes of any outstanding award of time-based restricted stock units granted to a member of the Board under the Company’s 2011 Equity Incentive Plan and the related award agreement in the ordinary course of business prior to February 16, 2024 (“Vesting TRSUs”), any member of the Board who ceases to be a member of the Board pursuant to his or her resignation in accordance with the terms of this Letter Agreement shall be treated as having suffered an Involuntary Termination Event (as defined in the applicable award agreement), such that the Vesting TRSUs shall immediately become fully vested upon the effectiveness of such resignation and the shares of Company common stock underlying

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such Vesting TRSUs (including any Dividend Equivalent Shares (as defined in the applicable award agreement) shall be immediately delivered to such member of the Board.

2.      Rights Transaction. The Company shall promptly use reasonable best efforts to prepare, file with the Securities and Exchange Commission (the “SEC”) and cause to become effective such registration statement, prospectus and other materials required under applicable law to permit, and to then commence and complete, a rights offering on substantially the same terms as are set forth on Exhibit D hereto (or such other terms as Mithaq and the Company may mutually agree in writing after the date hereof) (the “Rights Transaction”).

3.      Press Release; Form 8-K. The Parties agree that on the date hereof promptly following the execution and delivery of this Letter Agreement by the Parties, the Parties will jointly issue the press release attached to this Letter Agreement as Exhibit E. No later than the second business day after the date of this Letter Agreement, the Company will file a Current Report on Form 8-K in respect of this Letter Agreement, which shall be subject to Mithaq’s prior review and reasonable approval.

4.      Securities Filings and Mithaq Information. Mithaq shall, and shall cause its affiliates to, provide the Company with any information or supporting documents with respect to Mithaq, its affiliates and the Mithaq Appointees (i) requested by the Company that are required by applicable law in connection with the 2024 Annual Meeting or the solicitation of proxies in connection therewith or (ii) that the Company or the underwriters of the Rights Transaction reasonably request for use in the registration statement or the prospectus for the Rights Transaction or otherwise required for the consummation of the Rights Transaction. Mithaq agrees that none of such information will, at the applicable of the date of dissemination of such proxy materials or at the effective time of the registration statement for the Rights Transaction, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statement, in light of the circumstances under which they were made, not misleading. For purposes of this paragraph, Mithaq and any affiliates of Mithaq other than the Company and its subsidiaries shall be treated as if they were not affiliates of the Company and its subsidiaries (and vice versa)). The Company shall provide to Mithaq drafts of each of the 2024 Annual Meeting proxy statement and the registration statement and prospectus for the Rights Transaction a reasonable period in advance of each filing of each such document and shall consider in good faith all reasonable comments made by Mithaq thereto.

5.      Affiliate Matters. So long as the Company remains a public reporting company under the Securities and Exchange Act of 1934, as amended, Mithaq and the Company shall not permit any agreement or transaction between Mithaq or its affiliates (other than the Company and its subsidiaries), on the one hand, and the Company or any of its subsidiaries, on the other, from which Mithaq or its affiliate derives a material benefit other than in their respective capacities as shareholders (a “Mithaq Affiliate Transaction”), or any waiver of rights pursuant to any Mithaq Affiliate Transaction, unless such transaction or waiver has been approved by a majority of a committee comprised solely of directors who are independent of Mithaq and its affiliates (an “Independent Committee”) or otherwise complies with affiliate transaction policies approved by an Independent Committee after the Initial Board Reconstitution Time.

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6.      Power and Authority of the Company. The Company represents and warrants to Mithaq that (a) the Company has the corporate power and authority to execute and deliver this Letter Agreement and to bind it hereto, (b) this Letter Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms and (c) the execution, delivery and performance of this Letter Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound, in each case except to the extent that the failure of any such representation or warranty to be true results from actions taken by Mithaq or its affiliates without the consent of the Company or the Board or from information provided by Mithaq or its affiliates in connection with the 2024 Annual Meeting or the Rights Transaction.

7.      Power and Authority of Mithaq. Mithaq represents and warrants to the Company that (a) Mithaq has the corporate power and authority to execute and deliver this Letter Agreement and to bind it hereto, (b) this Letter Agreement has been duly and validly authorized, executed and delivered by Mithaq, constitutes a valid and binding obligation and agreement of Mithaq, and is enforceable against Mithaq in accordance with its terms, and (c) the execution of this Letter Agreement by Mithaq does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Mithaq, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound.

8.      Release

(a)   Mithaq, on its own behalf and on behalf of each of its affiliates (other than the Company and its subsidiaries) and the respective successors and assigns of all of the foregoing persons, and any other person that may claim by, through, or under any of the foregoing persons, hereby irrevocably and unconditionally releases and discharges the Company, its subsidiaries, and the Company’s and its subsidiaries’ respective directors, officers, and employees, and their respective successors and assigns (the “Company Released Persons”) from any and all claims, causes of actions, suits, covenants, fees, penalties, payments, assessments, damages, losses, liabilities, obligations or demands of any kind, whether arising under law, equity, tort, contract, regulation, rule, statute, or ordinance, arising prior to the Initial Board Reconstitution Time; provided that the foregoing shall not release claims arising under or out of this Letter Agreement or the Promissory Note, and

(b)   The Company, on its own behalf and on behalf of each of its subsidiaries and the respective successors and assigns of all of the foregoing persons, and any other person that may claim by, through, or under any of the foregoing persons, hereby irrevocably and

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unconditionally releases and discharges Mithaq, Mithaq’s affiliates (other than the Company and its subsidiaries) and Mithaq’s and its affiliates’ respective directors, officers, and employees (other than the respective officers, directors and employees of the Company and its subsidiaries), and their respective successors and assigns (the “Mithaq Released Persons” and, together with the Company Released Persons, the “Released Persons”), from any and all claims, causes of actions, suits, covenants, fees, penalties, payments, assessments, damages, losses, liabilities, obligations or demands of any kind, whether arising under law, equity, tort, contract, regulation, rule, statute, or ordinance, arising prior to the Initial Board Reconstitution Time; provided that the foregoing shall not release claims arising under or out of this Letter Agreement or the Promissory Note.

9.     Director and Officer Indemnification. Except to the extent required by applicable law, neither Mithaq nor any of its affiliates (other than the Company and its subsidiaries), nor the Company or any of its subsidiaries, shall take any action to restrict, impede or amend in a manner adverse to the beneficiaries thereof any rights to indemnification or exculpation of current or former officers or directors (the “Covered Directors and Officers”) as provided in the Certificate of Incorporation or Bylaws of the Company, or in any Indemnity Agreement, in each case as set forth in the forms filed as exhibits to the Company’s Annual Report on Form 10-K for the period ended January 28, 2023.

10.   Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties (including by means of electronic delivery or facsimile). For the avoidance of doubt, no Party shall be bound by any contractual obligation to the other Parties (including by means of any oral agreement) until all counterparts to this Letter Agreement have been duly executed by each of the Parties and delivered to the other Parties (including by means of electronic delivery of facsimile).

11.   Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Parties would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are not an adequate remedy for such a breach. It is accordingly agreed that each Party is entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. Each Party agrees to waive any bonding requirement under any applicable law in the case any other Party seeks to enforce the terms by way of equitable relief.

12.   APPLICABLE LAW AND JURISDICTION. THIS LETTER AGREEMENT WILL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CHOICE OR CONFLICT OF LAWS PRINCIPLES OR RULES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING TO ENFORCE THIS LETTER AGREEMENT OR PROCEEDING ARISING OUT OF THIS LETTER AGREEMENT WILL BE BROUGHT EXCLUSIVELY IN ANY STATE COURT WITHIN THE STATE OF DELAWARE (OR, IF SUCH COURTS DECLINE TO ACCEPT JURISDICTION, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL

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BY JURY IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY WAIVES ANY ARGUMENT THAT SUCH COURTS ARE AN INCONVENIENT OR IMPROPER FORUM. EACH PARTY CONSENTS TO SERVICE OF PROCESS BY A REPUTABLE OVERNIGHT DELIVERY SERVICE, SIGNATURE REQUESTED, TO THE ADDRESS OF SUCH PARTY’S PRINCIPAL PLACE OF BUSINESS OR AS OTHERWISE PROVIDED BY APPLICABLE LAW. NOTHING IN THE FOREGOING OR OTHERWISE IN THIS LETTER AGREEMENT SHALL PROHIBIT OR RESTRICT MITHAQ FROM BRINGING ANY MATTER ARISING OUT OF OR RELATING TO THAT CERTAIN UNSECURED PROMISSORY NOTE, DATED AS OF THE DATE HEREOF (THE “PROMISSORY NOTE”), AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURT OF ANY JURISDICTION.

13.   Notice. All notices, consents, requests, instructions, approvals and other communications provided for in this Letter Agreement and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by email, when such email is transmitted to the email address set forth below or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section 13:

If to the Company:

The Children’s Place, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

Attention: Jared Shure, General Counsel

Email:

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton and Garrison LLP

1285 Sixth Avenue

New York, NY 10019

Attention: Robert B. Schumer; Steven J. Williams

Email:

If to Mithaq:

Mithaq Capital SPC

c/o Synergy, Suite 22

3269 Anas Ibn Malik Road,

Al Malqa, Riyadh 13521

Saudi Arabia

Attention: Turki Saleh A. AlRajhi; Muhammad Asif Seemab

Email:

With a copy to (which shall not constitute notice):

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Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Richard M. Brand, Esq.; Kiran S. Kadekar

Email:

14.  Entire Agreement; Amendment. This Letter Agreement, including exhibits and schedules attached to this Letter Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior agreement by the Parties relating to the subject matter hereof. This Letter Agreement may be amended only by an agreement in writing executed by the Parties, and no waiver of compliance with any provision or condition of this Letter Agreement and no consent provided for in this Letter Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective; provided, that, no such amendment or waiver shall be effective after the Final Board Reconstitution Time without the approval of the members of an Independent Committee. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

15.  Severability. If at any time subsequent to the date of this Letter Agreement, any provision of this Letter Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Letter Agreement. Each Party agrees to use its commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

16.  No Third Party Beneficiaries; Assignment. Except for Section 8, which is for the benefit of and may be enforced by the Released Persons, and Section 9 which is for the benefit of and may be enforced by the Covered Directors and Officers, this Letter Agreement is solely for the benefit of the Parties and is not binding upon or enforceable by any other persons. No Party may assign its rights or delegate its obligations under this Letter Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Letter Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Letter Agreement on any persons other than the Parties (or, with respect to Section 8, the Released Persons and with respect to the Section 9, the Covered Directors and Officers), nor is anything in this Letter Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

17.  Interpretation and Construction. Each Party acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Letter Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Letter Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of

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law or any legal decision that would require interpretation of any ambiguities in this Letter Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over any interpretation of this Letter Agreement shall be decided without regard to events of drafting or preparation. When a reference is made in this Letter Agreement to a Section, such reference shall be to a Section of this Letter Agreement, unless otherwise indicated. The section headings contained in this Letter Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Letter Agreement. In this Letter Agreement, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Letter Agreement as a whole and not to any particular provision of this Letter Agreement and (iii) the word “or” is not exclusive. The word “will” shall be construed to have the same meaning as the word “shall.” The words “date hereof” will refer to the date of this Letter Agreement. The word “or” is not exclusive. The definitions contained in this Letter Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to in this Letter Agreement means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. For purposes of this Letter Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

18.  Termination of Company Obligations. The obligations of the Company and the Board prior to the Final Board Reconstitution Time hereunder shall terminate upon any breach by Mithaq of its obligation to disburse either the Initial Term Loan (as such term is defined in the Promissory Note) or the Delayed Draw Term Loan (as such term is defined in the Promissory Note) as and when it is obligated to do so pursuant to the Promissory Note, in each case which breach is not cured within five (5) business days following written notice from the Company or the Carryover Directors to Mithaq of such breach. For the avoidance of doubt, the provisions of Sections 8 through 18 hereof shall survive such termination.

[Signature Page Follows]

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If the terms of this Letter Agreement are in accordance with your understanding, please sign below and this Letter Agreement will constitute a binding agreement among us.

The Children’s Place, Inc.

By:	/s/ Jared Shure
Name: Jared Shure Title: Senior Vice President, General Counsel and Corporate Secretary

Acknowledged and agreed to as of the date first written above:

Mithaq Capital SPC

By:	/s/ Turki Saleh A. AlRajhi
Name: Turki Saleh A. AlRajhi Title: Director

[Signature Page to Letter Agreement]